BROAD AND CASSEL
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PO BOX 4961 (32802-4961)                            ROY S. KOBERT, P.A.
   TEL: (407) 839-4200                           DIRECT FAX: (407) 650-0927
   FAX: (407) 425-8377                      INTERNET: rkobert@broadandcassel.com



                                  June 10, 1998

VIA FACSIMILE
Scott K. Rutsky, Esquire                   Jeffrey C. Hampton, Esquire
Counsel for Official Unsecured             Saul, Ewing, Remick & Saul, LLP
Creditors Committee                        Counsel to the Debtor
Proskauer Rose LLP                         1500 Market Street 38th Floor
1585 Broadway                              Philadelphia, Pennsylvania 19102-2186
New York, New York  10036

Re: Consolidated Stainless, Inc., United States Bankruptcy Court, Delaware, Case No. 97-2593(JJF)

Gentlemen:

      Over the last several days, we have engaged in fruitful discussion regarding the future affiliation of Mr. Harvey B. Adams ("HBA") with the company he founded, Consolidated Stainless, Inc. (the "Debtor"). Last night, HBA agreed to accept the terms proposed by the Official Unsecured Creditors Committee and recommended by the Board of Directors of Consolidated Stainless, Inc. Based on the consensus of the Board of Directors, the Creditors Committee as well as joinder by Mellon Bank, that in order to assist the Debtor in its reorganization efforts, HBA should resign.

      HBA has agreed to resign as the Chairman of the Board, Chief Executive Officer and employee of Consolidated Stainless, Inc. under the following terms:

      1. HBA is resigning in his capacity as an officer, director and employee of the Debtor. It has been represented by the recipients of this letter that the Official Unsecured Creditors Committee, the Board of Directors of the Debtor, and Mellon Bank do not oppose severance terms contained herein and the Debtor will forthwith seek to obtain the necessary Bankrutpcy Court approval of the letter with his resignation effective as of June 5, 1998 ("Resignation Date").

      2. HBA shall receive severance, from the Resignation Date, in the form of 2 (two) months pay in the reduced amounts established during the Chapter 11, existing insurance and related benefits including COBRA benefits that the law allows, to be paid in accordance with the Debtor's current payroll and benefit practices. HBA shall not be compensated and waives

Scott K. Rutsky, Esquire
Jeffrey C. Hampton, Esquire
August 11, 1998
Page 2

any claim for any post-petition vacation earned. Any unpaid severance pursuant to this agreement shall be an allowed administrative expense pursuant to 11 U.S.C. ss. 503(b)(1)(A) and paid as an administrative priority pursuant to 11 U.S.C. ss. 507(a)(1).

      3. HBA shall make himself reasonably available to the corporate officers and any retained turnaround specialists for the next 60 days after the Resignation Date for any related corporate issues, at no additional compensation to HBA.

      4. HBA represents and warrants that he has returned any proprietary information belonging to the Debtor from his home office on June 8, 1998. HBA represents that neither he nor any corporation, partnership, joint venture or other entity in which HBA has a direct or indirect ownership or management interest is currently in possession of any proprietary information of the Debtor.

      5. In consideration of the agreements and payments set forth herein, HBA (both in his individual capacity, or through any corporation, partnership, joint venture or other entity in which HBA has a direct or indirect ownership or management interest) shall not, at any time during the earlier of (i) non-payment under paragraph 2; (ii) conversion of the Debtor's Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code; or (iii) 60 days from the Resignation Date, directly or indirectly, at any place within the United States, solicit, call upon or service any of the Debtor's customers or otherwise in any manner compete with the Debtor with respect to any business, identical or similar in nature to any business now or then being conducted by the Debtor or in any other manner divert or take away or attempt to divert or take away from the Debtor any of the business of the Debtor or any customer of the Debtor. For this purpose, the term "customer" includes anyone who was a customer of the Debtor at any time during the two years preceding the date hereof.

      6. In consideration of the agreements and payments set forth herein, HBA (both in his capacity, or through any corporation, partnership, joint venture or any entity in which HBA has a direct or indirect ownership or management interest) shall not, at any time from the date hereof through and including the earlier of the date of (a) confirmation of a Chapter 11 Plan regarding the Debtor; (b) conversion of the Debtor's Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code; (c) the dismissal of the Debtor's Chapter 11 case; (d) 120 days from the Resignation Date; or (e) non-payment under paragraph 2, shall not employ, retain, or solicit the employment or retention of, any person who was or is an employee of the Debtor at any time during the two years preceding the date hereof without having first obtained the Debtor's written consent to any such action. This paragraph shall not apply to any person who is laid off, terminated, fired, or otherwise involuntarily disengaged by the Debtor.

      7. HBA acknowledges that the provisions of paragraphs 5 and 6 above are necessary for the Debtor's protection and are reasonable. If, however, any provision of

                                BROAD AND CASSEL

Scott K. Rutsky, Esquire
Jeffrey C. Hampton, Esquire
August 11, 1998
Page 3

paragraph 5 and 6 is held to be unenforceable because of the duration, geographical area or scope of the restriction, the Court making that determination shall modify that provision to the extent necessary to make it valid.

      8. Since a breach by HBA of any of the provisions of paragraphs 5 and 6 would injure the Debtor in a way that could not be adequately compensated for by damages, in addition to any other remedies available to the Debtor, it may obtain an injunction restraining any such breach, without the necessity of showing actual damage, after posting a bond if so required by a court of competent jurisdiction.

      9. Nothing in terms of this severance letter agreement shall waive any claim(s) or release any cause(s) of action that any party could raise against the other, whether or not a cause of action currently exists or could arise in the future.

      I am authorized to tender this letter offer on behalf of HBA and request the Debtor to (i) seek board approval of these terms herein and (ii) serve me with a copy of the motion to approve the terms, set forth herein. Please signify your agreement to these resignation terms by your signature below and return an executed copy to me. If there are any questions, please do not hesitate to contact me.

                                        Very truly yours,

                                        Roy S. Kobert, P.A.


                                        By: /s/ Roy S. Kobert
                                           -------------------------------------
                                           Roy S. Kobert, Esquire
                                           rkobert@broadandcassel.com
RSK/dsr

Official Committee of Unsecured                  Consolidated Stainless, Inc.
Creditors of Consolidated Stainless, Inc.        By its Counsel:
By its Counsel:                                  Saul, Ewing, Remick & Saul, LLP
Proskauer Rose LLP


By: /s/ Scott K. Rutsky                 By:
   ----------------------------------      -------------------------------------
   Scott K. Rutsky, Esquire                Jeffrey C. Hampton, Esquire

c:    Harvey B. Adams
      Marvin Krasney, Esquire

                                BROAD AND CASSEL